                                    EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as the "AGREEMENT"), made and entered into this 10th day of August, 2004, by and among Croghan Bancshares, Inc., a bank holding company incorporated under the laws of Ohio (hereinafter referred to as "CBI"); The Croghan Colonial Bank, a bank incorporated under the laws of Ohio (hereinafter referred to as "CCB"); Croghan Interim Bank, an interim bank to be incorporated under the laws of Ohio (hereinafter referred to as "INTERIM"); and The Custar State Bank, a bank incorporated under the laws of Ohio (hereinafter referred to as "CUSTAR");

                                   WITNESSETH:

      WHEREAS, the authorized capital of CBI consists of 3,000,000 common shares, $12.50 par value per share, 1,898,128 of which are issued and outstanding;

      WHEREAS, the authorized capital of CCB consists of 160,232 common shares, $12.50 par value per share, 160,232 of which are issued and outstanding and are owned of record by CBI;

      WHEREAS, the authorized capital of INTERIM will consist of 1,500 common shares, $12.50 par value per share, one of which will be issued and outstanding and owned of record by CCB;

      WHEREAS, the authorized capital of CUSTAR consists of 187,498 common shares, $10.00 par value per share, all of which are issued and outstanding and held of record by approximately 380 shareholders;

      WHEREAS, the Boards of Directors of CBI, CCB and CUSTAR believe that it is in the best interests of each of them and their shareholders for INTERIM to merge with and into CUSTAR (hereinafter referred to as the "MERGER");

      WHEREAS, as a result of the MERGER and in accordance with the terms of this Agreement, INTERIM will cease to have a separate corporate existence, CCB will acquire all of the issued and outstanding shares of CUSTAR as the surviving corporation and shareholders of CUSTAR will receive from CBI, in exchange for each common share of CUSTAR, $74.10 in cash; and

      WHEREAS, promptly following the MERGER, CUSTAR, as the surviving corporation in the MERGER, will merge with and into CCB;

      NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                                   THE MERGER

      SECTION 1.01. MERGER OF INTERIM and CUSTAR. In accordance with the terms and subject to the conditions of this AGREEMENT and Chapters 1115 and 1701 of the Ohio Revised Code (hereinafter referred to as the "ORC"), INTERIM shall merge with and into CUSTAR at the EFFECTIVE TIME (hereinafter defined); CUSTAR shall be the continuing, surviving and resulting corporation in the MERGER; CUSTAR shall continue to exist as a bank incorporated under Ohio law; and CUSTAR shall be the only one of CUSTAR and INTERIM to continue its separate corporate existence after the EFFECTIVE TIME.

      SECTION 1.02. The name of the SURVIVING CORPORATION in the MERGER of INTERIM with and into CUSTAR shall be "The Custar State Bank."

      SECTION 1.03. The purposes for which the SURVIVING CORPORATION shall be formed shall be identical to the purposes for which CUSTAR was formed.

      SECTION 1.04. The capital of the SURVIVING CORPORATION shall consist of 187,498 common shares, $10.00 par value per share.

      SECTION 1.05. The Articles of Incorporation of CUSTAR, as amended, a copy of which is attached hereto as Exhibit A, shall be the Articles of Incorporation of the SURVIVING CORPORATION until amended in accordance with law.

      SECTION 1.06. The Code of Regulations of CUSTAR, as amended, shall be the Code of Regulations of the SURVIVING CORPORATION, except that Article III,
Section 1 of the Code of Regulations of CUSTAR, as amended, shall be amended as of the EFFECTIVE TIME to read as follows:

                  SECTION 1. Number of Directors: The number of directors of the
            Corporation shall be five (5), until changed in accordance with the provisions of these Regulations. The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, only by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal

      SECTION 1.07. At and after the EFFECTIVE TIME and until changed in accordance with law, the principal place of business of the SURVIVING CORPORATION shall be 22973 Defiance Pike, Custar, Ohio 43511.

      SECTION 1.08. At and after the EFFECTIVE TIME and until changed in accordance with law, the number of directors of the SURVIVING CORPORATION shall be five, the names and residence addresses of whom are as follows:

      NAMES                      RESIDENCE ADDRESS
-----------------              ----------------------
Steven C. Futrell              297 Greenbriar Circle
                               Fremont, Ohio 43420

John P. Keller                 1505 McPherson Blvd.
                               Fremont, Ohio 43420

Daniel W. Lease                2276 East State Street
                               Fremont, Ohio 43420

Allan E. Mehlow                2569 Fangboner Road
                               Fremont, Ohio 43420

J. Terrence Wolfe              1305 McPherson Blvd.
                               Fremont, Ohio 43420

      SECTION 1.09. At and after the EFFECTIVE TIME and until changed in accordance with law, each individual who is an officer of INTERIM immediately prior to the EFFECTIVE TIME shall be an officer of the SURVIVING CORPORATION holding the same office as held with INTERIM immediately prior to the EFFECTIVE TIME.

      SECTION 1.10. CLOSING. (a) The closing of the transactions contemplated by this AGREEMENT (hereinafter referred to as the "CLOSING") shall take place at a time and on a date selected by CBI within thirty (30) days after the satisfaction or waiver of the last of the conditions set forth in Article Eight of this AGREEMENT to be satisfied or waived.

            (b) On the day of the CLOSING, INTERIM and CUSTAR shall cause (i) a Certificate of Merger in respect of the MERGER to be filed by the Superintendent of the Division of Financial Institutions of the Ohio Department of Commerce (hereinafter referred to as the "DIVISION") in the Office of the Ohio Secretary of State in accordance with Chapters 1115 and 1701 of the ORC. The MERGER shall become effective at 11:58 p.m. on the date of such filing (herein referred to as the "EFFECTIVE TIME").

                                   ARTICLE TWO

                         CONVERSION AND CANCELLATION OF
                              SHARES IN THE MERGER

      SECTION 2.01. CONVERSION AND CANCELLATION OF SHARES IN THE MERGER. At the EFFECTIVE TIME and as a result of the MERGER, automatically and without further act of CBI, CCB, INTERIM, CUSTAR, or the holders of INTERIM or CUSTAR shares, the following shall occur:

            (a) Each CUSTAR common share shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.02 of this AGREEMENT, to receive from CBI $74.10 in cash (the "PER SHARE PURCHASE PRICE");

            (b) The issued and outstanding common shares of INTERIM before the EFFECTIVE TIME shall remain issued and outstanding after the EFFECTIVE TIME and shall be and constitute the issued and outstanding shares of SURVIVING CORPORATION; and

            (c) The issued and outstanding common shares of CCB and CBI before the EFFECTIVE TIME shall remain issued and outstanding after the EFFECTIVE TIME and shall be unaffected by the MERGER.

      SECTION 2.02. SHARE CERTIFICATES IN THE MERGER. (a) Not later than three
(3) business days after the EFFECTIVE TIME, CBI shall mail to each holder of record of CUSTAR common shares a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates evidencing the CUSTAR common shares cancelled and extinguished as a result of the MERGER (hereinafter referred to, collectively, as the "CERTIFICATES" and, individually, as a "CERTIFICATE"). At the EFFECTIVE TIME, CBI shall deposit in a designated account at CBI for the benefit of the former holders of CUSTAR common shares an amount of cash sufficient to pay the PER SHARE PURCHASE PRICE for each outstanding CUSTAR common share. Upon surrender of a CERTIFICATE for cancellation, together with such letter of transmittal, duly executed, the holder of such CERTIFICATE shall be entitled to receive in exchange therefor the PER SHARE PURCHASE PRICE for each share evidenced by such CERTIFICATE in accordance with the provisions of this AGREEMENT, and the CERTIFICATE so surrendered shall thereafter be cancelled forthwith.

            (b) In the event that any holder of CUSTAR common shares cancelled and extinguished in accordance with this AGREEMENT is unable to deliver the CERTIFICATE which evidences such shares of the holder, CBI, in the absence of actual notice that any shares theretofore evidenced by any such CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the amount to which such holder is entitled in accordance with the provisions of this AGREEMENT upon the presentation of all of the following:

                  (i) Evidence to the reasonable satisfaction of CBI that any such CERTIFICATE has been lost, wrongfully taken or destroyed;

                  (ii) Such security or indemnity as may be reasonably requested by CBI to indemnify and hold CBI harmless; and

                  (iii) Evidence to the reasonable satisfaction of CBI that such person is the owner of the shares theretofore represented by each CERTIFICATE claimed by such person to be lost, wrongfully taken or destroyed and that such person is the person who would be entitled to present each such CERTIFICATE for exchange pursuant to this AGREEMENT.

            (c) In the event that the payment of the cash consideration in accordance with this AGREEMENT is to be made to a person other than the person in whose name the CERTIFICATE surrendered is registered, the CERTIFICATE so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the CERTIFICATE surrendered or establish to the satisfaction of CBI that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each CERTIFICATE shall represent for all purposes the right to receive the cash as determined pursuant to this AGREEMENT.

            (d) The certificate evidencing the issued and outstanding common shares of INTERIM before the EFFECTIVE TIME shall evidence the issued and outstanding common shares of the SURVIVING CORPORATION after the EFFECTIVE TIME.

      SECTION 2.03. COMPLIANCE WITH SECTION 2.02. No payment shall be made by CBI to any former holder of CUSTAR common shares in accordance with this AGREEMENT until any such holder shall have complied with paragraphs (a) through
(d) of Section 2.02 of this AGREEMENT.

      SECTION 2.04. PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of CERTIFICATES pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such CERTIFICATES.

      SECTION 2.05. NO FURTHER REGISTRATION OF TRANSFER. After the EFFECTIVE TIME, there shall be no further registration of transfer of CUSTAR common shares on the stock transfer books of CUSTAR. In the event that, after the EFFECTIVE TIME, CERTIFICATES evidencing such shares are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

      SECTION 2.06. DISSENTING SHARES. Notwithstanding anything in this AGREEMENT to the contrary, the CUSTAR common shares which are outstanding immediately before the EFFECTIVE TIME and which are held by shareholders who shall not have voted such shares in favor of this AGREEMENT, who shall have delivered to CBI or CUSTAR a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the ORC and who shall have otherwise complied fully with all of the requirements of Section 1701.85 of the ORC shall not be converted into or be exchangeable for the right to receive the consideration provided in this AGREEMENT; provided, however, that (i) each of such shares (hereinafter referred to as the "DISSENTING SHARES") shall nevertheless be cancelled and extinguished in accordance with this AGREEMENT;
(ii) the holder of DISSENTING SHARES, upon full compliance with the requirements of Section 1701.85 of the ORC, shall be entitled to payment of the fair cash value of such shares in accordance with the provisions of Section 1701.85 of the ORC; and (iii) in the event (I) any holder of DISSENTING SHARES shall subsequently withdraw such holder's demand for appraisal of such shares within sixty days after the EFFECTIVE TIME or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the ORC or
(II) any holder of DISSENTING SHARES has not filed a petition demanding a determination of the value of such shares within the period provided in Section 1701.85 of the

ORC, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the consideration provided in this AGREEMENT.

      SECTION 2.07. SEPARATE EXISTENCE. At and after the EFFECTIVE TIME, the separate existence of INTERIM shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the SURVIVING CORPORATION, the officers of INTERIM and CUSTAR shall execute, acknowledge and deliver such instruments and do such acts.

      SECTION 2.08. PROPERTY. At and after the EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits owned by INTERIM and CUSTAR at the EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the SURVIVING CORPORATION, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by INTERIM and CUSTAR before the EFFECTIVE TIME. The SURVIVING CORPORATION shall be deemed to be and shall be a continuation of the entity and identity of CUSTAR. All of the rights and obligations of INTERIM or CUSTAR shall not revert or in any way be impaired by reason of the MERGER. Any claim existing, or action or proceeding pending, by or against either INTERIM or CUSTAR, may be prosecuted to judgment with right of appeal as if the MERGER had not taken place or the SURVIVING CORPORATION may be substituted in its place.

      SECTION 2.09. CREDITOR'S RIGHTS. At and after the EFFECTIVE TIME, all the rights of creditors of each of INTERIM and CUSTAR shall be preserved unimpaired, and all liens upon the property of INTERIM and CUSTAR shall be preserved unimpaired on only the property affected by any such lien immediately before the EFFECTIVE TIME.

                                  ARTICLE THREE

                                 THE BANK MERGER

      SECTION 3.01. MERGER OF CCB AND CUSTAR. In accordance with the terms and subject to the conditions of this AGREEMENT and Chapters 1115 and 1701 of the ORC, immediately following the MERGER, CUSTAR shall merge with and into CCB pursuant to an agreement of merger in the form attached hereto as Exhibit B, to be executed by CCB and CUSTAR (hereinafter referred to as the "BANK MERGER"). CCB shall be the continuing, surviving and resulting corporation in the BANK MERGER, shall continue to exist as a bank incorporated under Ohio law and shall be the only one of CUSTAR and CCB to continue its separate corporate existence after the BANK MERGER.

                                  ARTICLE FOUR

                    REPRESENTATIONS AND WARRANTIES OF CUSTAR

      CUSTAR represents and warrants to CBI and CCB that each of the following is true and accurate in all material respects:

      SECTION 4.01. ORGANIZATION AND STANDING. CUSTAR is a bank duly organized, validly existing and in good standing under the laws of Ohio and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. CUSTAR is a member in the Federal Reserve System, and the savings accounts and deposits of CUSTAR are insured up to applicable limits by the Federal Deposit Insurance Corporation (hereinafter referred to as the "FDIC"). Except as set forth in Section 4.01 of the schedule delivered by CUSTAR to CBI on the date hereof (hereinafter referred to as the "DISCLOSURE SCHEDULE"), CUSTAR is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the FDIC, the DIVISION and the Federal Reserve Board (hereinafter referred to as the "FRB").

      SECTION 4.02. QUALIFICATION. CUSTAR is either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of CUSTAR.

      SECTION 4.03. AUTHORITY. (a) Subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the CUSTAR shareholders and by the DIVISION and the FRB, (i) CUSTAR has all of the requisite corporate power and authority to enter into this AGREEMENT and to perform all of its obligations hereunder; (ii) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by CUSTAR; and (iii) this AGREEMENT is the valid and binding agreement of CUSTAR, enforceable against CUSTAR in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by CUSTAR.

            (b) The Articles of Incorporation and Code of Regulations of CUSTAR and the applicable provisions of the ORC require the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the affirmative vote of the holders of sixty-six and two-thirds (66 2/3) percent of the outstanding common shares of CUSTAR. No other law or regulation requires any other vote of the holders of CUSTAR shares in respect of this AGREEMENT or the transactions contemplated hereby.

      SECTION 4.04. GOVERNING DOCUMENTS. CUSTAR has made available to CBI true and accurate copies of its Articles of Incorporation and Code of Regulations and has granted CBI access to all records of all meetings and other corporate actions by the shareholders, Board of Directors and committees of the Board of Directors of CUSTAR; provided however, that CUSTAR has not provided to CBI the minutes from one meeting of the CUSTAR Board of

Directors at which meeting the parties, terms and conditions of the potential transaction for acquisition of CUSTAR were discussed. Except as noted in the immediately preceding sentence, the minute books of CUSTAR contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the CUSTAR shareholders, Board of Directors and committees of the Board of Directors.

      SECTION 4.05. NO CONFLICTS. Except as set forth in Section 4.05 of the DISCLOSURE SCHEDULE, the execution and delivery of this AGREEMENT, the consummation of the transactions contemplated hereby, including the MERGER (subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the CUSTAR shareholders, the DIVISION and the
FRB), will not (a) conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation or Bylaws of CUSTAR;
(b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which CUSTAR is a party or by which CUSTAR or its property or assets is bound; (c) require the consent of any party to any agreement or commitment to which CUSTAR is a party or by which CUSTAR or its property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of CUSTAR; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of CUSTAR or give rise to any meritorious cause of action against CUSTAR; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FDIC, the FRB and the DIVISION. The termination of the data processing agreement dated as of October 1, 2000 between CUSTAR and Rurbanc Data Services, Inc., in connection with the transactions contemplated by this AGREEMENT will result in the payment of a termination fee of less than $60,000.

      SECTION 4.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by CUSTAR in connection with the execution and delivery of this AGREEMENT by CUSTAR or the consummation by CUSTAR of the transactions contemplated hereby, including the MERGER, except for filings, authorizations, consents or approvals required by the DIVISION and the FRB.

      SECTION 4.07. AUTHORIZED CAPITAL. (a) The authorized capital of CUSTAR consists of 187,498 common shares, $10.00 par value per share, all of which are issued and outstanding and held of record by approximately 380 shareholders. All of the outstanding common shares of CUSTAR are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations; and were not issued in violation of the preemptive right of any shareholder of CUSTAR. CUSTAR has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments or benefit plans of any nature whatsoever (either firm or conditional) obligating CUSTAR (i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting CUSTAR from selling any additional CUSTAR shares, or (ii) to grant, extend or enter into any such agreement or commitment.

      SECTION 4.08. FINANCIAL STATEMENTS; CALL REPORTS. (a) CUSTAR has delivered to CBI copies of the Reports of Condition and Income of CUSTAR as of December 31, 2003, March 31, 2004 and June 30, 2004, as filed with the FRB (hereinafter referred to as the "CALL REPORTS"). The CALL REPORTS have been, and all Reports of Condition and Income filed by CUSTAR hereafter will be, prepared on a consistent basis and fairly present the financial position of CUSTAR at such dates and the results of its operations for such periods.

            (b) CUSTAR has timely filed with the FRB all CALL REPORTS required to be filed since December 31, 2003. As of their respective dates of filing, such CALL REPORTS (including all financial statements or schedules included or incorporated by reference therein) complied in all material respects with the applicable laws and regulations then in effect.

            (c) Except as disclosed in the CALL REPORTS and Section 4.08(c) of the DISCLOSURE SCHEDULE, as of June 30, 2004, CUSTAR had no liabilities or obligations material to the business condition (financial or otherwise) of CUSTAR, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

            (d) The CALL REPORTS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.09. CONDUCT OF BUSINESSES. Except as set forth in Section 4.09 of the DISCLOSURE SCHEDULE, since December 31, 2003, CUSTAR has conducted its businesses only in the ordinary and usual course, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of CUSTAR and, except as set forth in any of the CALL REPORTS and Section 4.09 of the DISCLOSURE SCHEDULE, CUSTAR has not:

            (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities or any obligation convertible into or exchangeable for, any shares of its capital stock;

            (b) Declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

            (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

            (d)   Amended its Articles of Incorporation or Code of Regulations;

            (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

            (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect its financial position;

            (g) Waived any rights of material value or cancelled any material debts or claims;

            (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or paid any material liability or obligation (absolute or contingent) other than liabilities and obligations incurred in the ordinary course of business;

            (i) Experienced any material change in the amount or general composition of its deposit liabilities or its loan portfolio;

            (j) Entered into or amended any employment contract with any of its officers, increased the compensation payable to any officer or director or any family member of any such officer or director, or become obligated to increase any such compensation, adopted or amended in any material respect any employee benefit plans, severance plan or collective bargaining agreement or made any awards or distributions under any employee benefit plans not consistent with past practice or custom;

            (k) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

            (l) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

            (m) Made any (I) material investment (except investments made in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant or equipment;

            (n) Agreed, whether in writing or otherwise, to take any action described in this Section 4.09.

      SECTION 4.10. PROPERTIES. (a) A description of all personal property and fixed assets owned by CUSTAR is set forth in Section 4.10(a) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "PERSONAL PROPERTY"). CUSTAR owns and has good title to all of the PERSONAL PROPERTY, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) as set forth in Section 4.10(a) of the DISCLOSURE SCHEDULE, (ii) to the extent stated or reserved against in the CALL REPORTS and
(iii) such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

            (b) Except as set forth in Section 4.10(b) of the DISCLOSURE SCHEDULE, the documentation (hereinafter referred to as "LOAN DOCUMENTATION") governing or relating to the loan and credit-related assets (hereinafter referred to as the "LOAN ASSETS") included within the loan portfolio of CUSTAR is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of CUSTAR in accordance with the terms of such LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. Except as set forth in Section 4.10(b) of the DISCLOSURE SCHEDULE, to the best knowledge of CUSTAR, the LOAN DOCUMENTATION is in compliance with, and each of the loans included within the loan portfolio of CUSTAR has been processed, closed and administered in conformance with, all applicable federal consumer protection statutes and regulations, including without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act. Except as set forth in Section 4.10(b) of the DISCLOSURE SCHEDULE, to the best knowledge of CUSTAR, no debtor under any of the LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof.

            (c) A description of each parcel of real property owned by CUSTAR is set forth in Section 4.10(c) of the DISCLOSURE SCHEDULE (hereinafter referred to individually as a "PARCEL" and collectively as the "REAL PROPERTIES"). CUSTAR is the owner of each PARCEL in fee simple and has good and marketable title to each such PARCEL, free and clear of any liens, claims, charges, encumbrances or security interests of any kind, except (i) as set forth in Section 4.10(c) of the DISCLOSURE SCHEDULE, (ii) liens for real estate taxes and assessments not yet delinquent and (iii) utility, access and other easements, rights of way, restrictions and exceptions, none of which impair the REAL PROPERTIES for the use and business being conducted thereon.

            (d) CUSTAR does not lease any real property to or from any person or entity. CUSTAR has not received notification from any governmental entity within the two year period immediately preceding the date hereof of contemplated improvements to the REAL PROPERTIES or surrounding area or community by public authority, the costs of which are to be assessed as special taxes against the REAL PROPERTIES in the future.

            (e) A description of all personal property leased by CUSTAR is set forth in Section 4.10(e) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "LEASED PERSONAL PROPERTY"). True and correct copies of the leases in respect of the LEASED PERSONAL PROPERTY (hereinafter referred to as the "PERSONAL PROPERTY LEASES") and all attachments, amendments and addendums thereto have been delivered to CBI. Except as set forth in Section 4.10(e) of the DISCLOSURE SCHEDULE, the PERSONAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of CUSTAR in all of the LEASED PERSONAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. CUSTAR has complied in all material respects with all of the provisions under the PERSONAL PROPERTY LEASES required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the PERSONAL PROPERTY LEASES.

            (f) Section 4.10(f) of the DISCLOSURE SCHEDULE contains a complete list of all contracts (hereinafter referred to as the "LOAN SALE CONTRACTS") pursuant to which CUSTAR has sold loans to third party investors at any time within the last twenty-four months. Except as otherwise set forth in Section 4.10(f) of the DISCLOSURE SCHEDULE, (i) no purchaser under any LOAN SALE CONTRACT has requested, or notified CUSTAR that it may be requesting, that CUSTAR repurchase any loan pursuant to the terms of the LOAN SALE CONTRACT and
(ii) no facts exist that would require CUSTAR to repurchase any loans previously sold under any LOAN SALE CONTRACT.

      SECTION 4.11. ALLOWANCE FOR LOAN LOSSES. Except as set forth in Section
4.11 of the DISCLOSURE SCHEDULE, there is no loan which was made by CUSTAR and which is reflected as an asset of CUSTAR in the CALL REPORTS that (i) is sixty
(60) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss." The allowance for loan losses reflected in the CALL REPORTS was, as of each respective date, determined in accordance with all rules and regulations applicable to CUSTAR and, in the opinion of management of CUSTAR, was adequate in all material respects to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

      SECTION 4.12. INVESTMENTS. (a) Section 4.12(a) of the DISCLOSURE SCHEDULE contains (i) a true, accurate and complete list of all investments, other than investments in the LOAN ASSETS and REAL PROPERTIES, owned by CUSTAR (hereinafter referred to as the "INVESTMENTS") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto and (ii) a true, accurate and complete list of the names of each bank or other depository in which CUSTAR has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth in Section 4.12(a) of the DISCLOSURE SCHEDULE, the INVESTMENTS, other than any such INVESTMENTS disposed of in the ordinary course of business prior to the date hereof, are owned by CUSTAR, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by CUSTAR at any time. CUSTAR is not a party to and has no interest in any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security.

            (b) CUSTAR does not own of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity.

      SECTION 4.13. REPORTS AND RECORDS. CUSTAR has filed all reports required to be filed by it under various rules and regulations of the DIVISION, the FRB and the FDIC. All such reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such reports and contained in all material respects the information required to be stated therein. None of such reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.14. TAXES. Except as set forth in Section 4.14 of the DISCLOSURE SCHEDULE, CUSTAR has timely filed all returns, statements, reports and forms (including, without limitation, elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "TAX RETURNS") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including, without limitation, any interest, penalties or additions to tax with respect thereto, individually a "TAX," and collectively, "TAXES") required to be filed with the appropriate tax authority. Such TAX RETURNS were true, correct and complete in all material respects. CUSTAR has paid and discharged all TAXES due (whether reflected on such TAX RETURNS or otherwise), other than such TAXES that are adequately reserved as shown on the CALL REPORTS (excluding any reserve for deferred TAXES established to reflect timing differences between book and TAX income) or have arisen in the ordinary course of business since June 30, 2004. Except as set forth in Section 4.14 of the DISCLOSURE SCHEDULE, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of CUSTAR, is threatening to assert against CUSTAR any deficiency or claim for additional TAXES. There are no unexpired waivers by CUSTAR of any statute of limitations with respect to TAXES. No extension of time within which to file any TAX RETURN (for a period with respect to which the statute of limitations has not expired) has been filed, or has been requested or granted. The accruals and reserves for TAXES reflected in the CALL REPORTS (excluding any reserve for deferred TAXES established to reflect timing differences between book and TAX income) are adequate for the periods covered. CUSTAR has withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all TAXES required by law to be withheld or collected. There are no liens for TAXES upon the assets of CUSTAR, other than liens for current TAXES not yet due and payable. CUSTAR has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "CODE"). Except as set forth in Section 4.14 of the DISCLOSURE SCHEDULE, CUSTAR is not a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the CODE. CUSTAR has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the CODE, other than an affiliated group of which CUSTAR is or was the common parent corporation. CUSTAR does not have any liability for the TAXES of any other person or entity under Treasury Department Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. None of the assets of CUSTAR is property which CUSTAR is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the CODE. None of the assets of CUSTAR directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the CODE. None of the assets of CUSTAR is "tax-exempt use property" within the meaning of Section 168(h) of the CODE. CUSTAR is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the CODE) during the applicable period specified in Section 897(c)(1)(A)(ii) of the CODE. No TAX is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this AGREEMENT. CUSTAR is not a party to any joint venture, partnership or other entity, agreement or contract that could be treated as a partnership for federal income tax purposes. CUSTAR has not made, nor is it bound by, any election under Section 197 of the CODE. CUSTAR has disclosed on its federal income TAX RETURNS all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the CODE.

      SECTION 4.15. MATERIAL CONTRACTS. (a) Except as set forth in Section 4.15(a) of the DISCLOSURE SCHEDULE, CUSTAR is not a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $5,000 for any one project or $10,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by CUSTAR of an amount exceeding $5,000 in the aggregate or extending for more than six (6) months from the date hereof; (iii) contract or option for the purchase of any property, real or personal; (iv) letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than $10,000; (v) guarantee agreement; (vi) instrument granting any person authority to transact business on behalf of CUSTAR; (vii) contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person (together with "affiliates" of that person) in excess of $150,000 in the aggregate; (viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of CUSTAR; (ix) note, debenture or loan agreement pursuant to which CUSTAR has incurred indebtedness; (x) loan participation agreement; (xi) loan servicing agreement; (xii) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling; (xiii) commitment to make any acquisition, development or construction loan; (xiv) commitment or agreement to do any of the foregoing; or (xv) other contract, agreement or commitment made outside the ordinary course of business (contracts set forth in Section 4.15 of the DISCLOSURE SCHEDULE are hereinafter collectively referred to as the "CONTRACTS"). CUSTAR previously delivered to CBI (i) all of the CONTRACTS and
(ii) all form lending agreements and deposit forms used by CUSTAR in the ordinary course of business.

            (b) CUSTAR is not in material default under any of the CONTRACTS and no claim of such default by any party has been made or is now threatened. There does not exist any event which, with notice or the passing of time or both, would constitute a material default under, or would excuse performance by any party thereto from, any CONTRACT to which CUSTAR is a party.

      SECTION 4.16. INSURANCE. CUSTAR has delivered to CBI copies of all policies of insurance currently maintained by CUSTAR. Section 4.16 of the DISCLOSURE SCHEDULE contains a listing of all such insurance policies.

      SECTION 4.17. ACTIONS AND SUITS. Except as set forth in Section 4.17 of the DISCLOSURE SCHEDULE, there are no actions, suits or proceedings or investigations pending or, to the knowledge of CUSTAR, threatened against or affecting the business, operations or financial condition of CUSTAR in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and management of CUSTAR has no knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in Section
4.17 of the DISCLOSURE SCHEDULE, CUSTAR is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

      SECTION 4.18. PERMITS AND LICENSES. CUSTAR has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for CUSTAR to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

      SECTION 4.19. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 4.19 of the DISCLOSURE SCHEDULE contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements maintained for the benefit of employees or former employees of CUSTAR (hereinafter collectively referred to as the "PLANS"). Copies of such PLANS, together with copies of (i) the most recent actuarial and financial reports prepared with respect to any PLANS which provide benefits by means other than through insurance contracts, (ii) the most recent annual reports filed with any governmental agency, (iii) any summary plan description or other summaries of PLAN benefits and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan, have been delivered to CBI.

            (b) Each PLAN which constitutes an "employee pension plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the CODE, is covered by a current determination letter from the Internal Revenue Service (hereinafter referred to as the "IRS") and is and has been administered in material compliance with the applicable provisions of the CODE.

            (c) Each PLAN which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and the CODE, and each PLAN which constitutes a "group health plan," as defined in Section 5000(b)(1) of the CODE, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the CODE.

            (d) Each PLAN which is not an "employee benefit plan," as defined in
Section 3(3) of ERISA, is and has been administered in material compliance with its governing documents and with any and all state or federal laws applicable to such PLAN.

            (e) With respect to any "employee pension plan" (as defined in Section 3(3) of ERISA) maintained by CUSTAR which is subject to the provisions of Title IV of ERISA, (i) no liability, other than for minimum funding contributions with respect to The Custar State Bank Defined Benefit Plan and for payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), which have been made or will be made on a timely basis, under Title IV of ERISA has been or is expected to be incurred by CUSTAR; (ii) no notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the thirty (30) day reporting requirement has not been waived, has been required to be filed within the twelve (12) month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this AGREEMENT; (iii) the PBGC has not instituted termination proceedings and, to the knowledge of CUSTAR, no condition exists that presents a material risk that such proceedings will be instituted; (iv) the present value of all benefit liabilities of the defined benefit plan shall not exceed the value of the plan's assets, determined as of July 23, 2004 and as if the plan was terminated on that date under a standard termination pursuant to Title IV of ERISA, by more than $250,000; and there has been neither an adverse change in the financial condition of such plan nor any amendment or other change to such plan that would increase the amount of benefits thereunder which reasonably could be expected to change such results; (v) no "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the CODE or Section 302 of ERISA has been incurred and all required payments to the PBGC have been made on or before their due dates; and (vi) no action has been taken nor has any omission occurred that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the CODE or pursuant to ERISA.

            (f) CUSTAR does not maintain any PLAN which provides post-retirement medical, dental or life insurance benefits to any former employee of CUSTAR and is not obligated to provide any such benefit to any current employee upon his or her retirement.

            (g) CUSTAR has never been obligated to make contributions to any "multiemployer plan" as defined in Section 3(37) of ERISA.

            (h) Neither CUSTAR, nor any PLAN maintained by CUSTAR, nor any fiduciary of any such PLAN, has incurred any material liability to any PLAN participant (other than routine claims for benefits), the Pension Benefit Guaranty Corporation, the United States Department of Labor or to the IRS with respect to a PLAN.

            (i) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by CUSTAR (i) which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the CODE or a penalty under
Section 502 of ERISA or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations or business of CUSTAR.

            (j) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the CODE, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the CODE and the regulations promulgated by the IRS thereunder; and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

      SECTION 4.20. ENVIRONMENTAL PROTECTION. (a) Except as set forth in Section
4.20 of the DISCLOSURE SCHEDULE, to the best knowledge of CUSTAR: (i) each of CUSTAR, the CUSTAR PROPERTY (hereinafter defined) and the COLLATERAL PROPERTY (hereinafter defined) is, and has been at all times, in full compliance with all applicable ENVIRONMENTAL LAWS (hereinafter defined); (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or threatened against CUSTAR or in connection with the CUSTAR PROPERTY or the COLLATERAL PROPERTY;
(iii) no claims have been made or threatened at any time against CUSTAR or in connection with the CUSTAR PROPERTY or the COLLATERAL PROPERTY relating to actual or alleged violation of any ENVIRONMENTAL LAW or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any HAZARDOUS SUBSTANCE (hereinafter defined) and no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any HAZARDOUS SUBSTANCE have occurred that could reasonably form the basis of any such claims against CUSTAR or in connection with the CUSTAR PROPERTY or the COLLATERAL PROPERTY; (iv) no HAZARDOUS SUBSTANCES have been integrated into any CUSTAR PROPERTY or COLLATERAL PROPERTY or any component thereof in violation of ENVIRONMENTAL LAWS, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) no portion of any CUSTAR PROPERTY or COLLATERAL PROPERTY is located within 2000 feet of (I) a release of HAZARDOUS SUBSTANCES which has been reported or is required to be reported under any ENVIRONMENTAL LAW or (II) the location of any site used, in the past or presently, for the disposal of any HAZARDOUS SUBSTANCES; (vi) neither the CUSTAR PROPERTY nor the COLLATERAL PROPERTY has been used for the storage, disposal or treatment of HAZARDOUS SUBSTANCES, has been contaminated by HAZARDOUS SUBSTANCES, or has been used for the storage or use of any underground or aboveground storage tanks; and
(vii) all permits, registrations and other authorizations necessary for CUSTAR, the CUSTAR PROPERTY and the COLLATERAL PROPERTY to operate in full compliance with all ENVIRONMENTAL LAWS are currently in force and are identified in Section
3.20 of the DISCLOSURE SCHEDULE.

            (b)   As used in this Section 4.20:

                  (i) "CUSTAR PROPERTY" means all real and personal property now or previously owned, leased, occupied or managed by CUSTAR or any person or entity whose liability for any matter has or may have been related or assumed by CUSTAR either contractually or by operation of law.

                  (ii) "COLLATERAL PROPERTY" means all real and personal property in which CUSTAR holds a security interest in connection with a loan or loan participation.

                  (iii) "ENVIRONMENTAL LAWS" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

                  (iv) "HAZARDOUS SUBSTANCES" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable ENVIRONMENTAL LAWS and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR
                        Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.

      SECTION 4.21. EMPLOYMENT MATTERS. CUSTAR is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, but not limited to, Title VII of the Civil Rights Act of 1964 (as amended by the Equal Employment Opportunity Act of 1972), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq., 42 U.S.C. Section 1981, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Ohio Revised Code Sections 4112.01 et seq., and the Fair Labor Standards Act; and has not and is not engaged in any unfair labor practice, except where such failure to comply would not have, or such practice would not have, a material adverse effect on the financial condition, results of operations, business or prospects of CUSTAR. No unfair labor practice complaint against CUSTAR is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of CUSTAR, threatened against or involving CUSTAR. No representation question exists in respect of the employees of CUSTAR and no labor grievance which might have a material adverse effect upon CUSTAR or the conduct of its businesses is pending or, to the knowledge of CUSTAR, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against CUSTAR. No collective bargaining agreement is currently being negotiated by CUSTAR. CUSTAR has not experienced any material labor difficulty during the last three years.

      SECTION 4.22. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to CBI in writing by or on behalf of CUSTAR in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the DISCLOSURE SCHEDULE, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.23. PROXY MATERIALS. None of the information relating to CUSTAR included in any proxy statement which is to be mailed to the shareholders of CUSTAR in connection with any meeting of shareholders convened in accordance with Section 7.02 of this AGREEMENT (hereinafter referred to as the "PROXY STATEMENT") will, at the time the PROXY STATEMENT is mailed or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, necessary to correct any statement which has become false or misleading. The legal responsibility for the contents of the PROXY STATEMENT (other than information supplied by CBI, CCB or INTERIM concerning CBI, CCB or INTERIM) shall be and remain with CUSTAR.

      SECTION 4.24. BROKERS. All negotiations relating to this AGREEMENT and the transactions contemplated hereby have been carried on without the intervention of any person, other than Austin Associates, LLC, acting on behalf of CUSTAR in such manner as to give rise to any valid claim against CUSTAR for any broker's or finder's fee or similar compensation.

      SECTION 4.25. STOCK OWNERSHIP. Neither CUSTAR nor any of its "affiliates" or "associates", as the terms "affiliates" and "associates" are defined in
Section 1704.01(c)(1) of the ORC, are "beneficial owners", as the term "beneficial owners" is defined in Section 1704.01(c)(4) of the ORC, of any of the outstanding shares of any class of shares of CBI.

                                  ARTICLE FIVE

                  REPRESENTATIONS AND WARRANTIES OF CBI AND CCB

      CBI and CCB represent and warrant to CUSTAR that each of the following is true and accurate in all material respects:

      SECTION 5.01. ORGANIZATION AND STANDING. (a) CBI is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has the corporate power and authority to conduct its business and operations as presently conducted. CBI is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

            (b) CCB is a bank duly organized, validly existing and in good standing under the laws of Ohio and has the corporate power and authority to conduct its business and operations as presently conducted. CCB is a member of the Federal Reserve System, and the savings accounts and deposits of CCB are insured up to applicable limits by the FDIC.

            (c) Upon formation, INTERIM will be an interim bank duly organized, validly existing and in good standing under the laws of Ohio. The activities of INTERIM prior to the EFFECTIVE TIME will be limited to accepting an initial subscription to its shares and participating in the MERGER contemplated by this AGREEMENT.

            (c) CBI and CCB are in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the DIVISION, the FRB and the FDIC.

      SECTION 5.02. QUALIFICATION. CBI and CCB are either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of CBI and CCB.

      SECTION 5.03. AUTHORITY. Subject to the approval of the MERGER by the DIVISION and the FRB, (a) CBI and CCB have all requisite corporate power and authority to enter into this AGREEMENT and to perform their obligations hereunder; (b) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by CBI and CCB; and (c) this AGREEMENT is a valid and binding agreement of CBI and CCB, enforceable against them in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by CBI and CCB, and following the formation of INTERIM, CCB will cause this AGREEMENT to be duly executed and delivered by INTERIM.

      SECTION 5.04. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the approval of the MERGER by the DIVISION and the FRB, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation, as amended, or Amended and Restated Code of Regulations of CBI, the Articles of Incorporation, as amended, or Code of Regulations, as amended, of CCB, or the Articles of Incorporation or Code of Regulations of INTERIM; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which CBI or CCB is a party or by which CBI or CCB or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which CBI or CCB is a party or by which CBI or CCB or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of CBI or CCB; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of CBI or CCB or give rise to any meritorious cause of action against CBI or CCB; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the FRB, the DIVISION and/or the FDIC.

      SECTION 5.05. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by CBI, CCB or INTERIM or the consummation by CBI, CCB or INTERIM of the transactions contemplated hereby, except for filings, authorizations, consents or approvals required by the Ohio Secretary of State, the FRB and the DIVISION.

      SECTION 5.06. FINANCIAL STATEMENTS. (a) The consolidated balance sheets as of December 31, 2003 and 2002, of CBI and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years then ended, examined and reported upon by Clifton Gunderson LLP, certified public accountants, complete copies of which have previously been delivered to CUSTAR (hereinafter referred to as the "CBI AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of CBI at such dates and the results of its operations and cash flows for such periods.

            (b) The consolidated balance sheet as of June 30, 2004, of CBI and the related consolidated statements of operations, stockholders' equity and cash flows for the six months then ended, complete copies of which have previously been delivered to CUSTAR (hereinafter referred to as the "CBI INTERIM FINANCIALS"), fairly present the financial position of CBI at such date and the results of its operations and cash flows for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the CBI AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the CBI INTERIM FINANCIALS have been made.

            (c) Except as disclosed in the CBI INTERIM FINANCIALS, as of June 30, 2004, CBI had no liabilities or obligations material to the business condition (financial or otherwise) of CBI taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

            (d) The CBI AUDITED FINANCIALS and the CBI INTERIM FINANCIALS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

            (e) Subject to Section 8.02(l), CBI has the financial ability to perform its obligations hereunder, including the payment of the PER SHARE PURCHASE PRICE.

                                   ARTICLE SIX

                                    COVENANTS

      SECTION 6.01. CONDUCT OF BUSINESSES. From the date of this AGREEMENT until the EFFECTIVE TIME, CUSTAR:

            (a) Except with the prior written consent of CBI, will conduct its business only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations;

            (b)   Without the prior written consent of CBI, will not:

                  (i) Authorize the creation or issuance of, issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities of which CUSTAR is the issuer or any obligations convertible into or exchangeable for, any shares of its capital stock;

                  (ii) Declare, set aside, pay or make any dividend or other distribution on capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares or enter into any agreement in respect to the foregoing; provided, however, that CUSTAR may pay a cash dividend in the amount of $1.00 per share in the event the CLOSING does not occur prior to September 30, 2004;

                  (iii) Effect any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                  (iv)  Amend its Articles of Incorporation or Code of
                        Regulations;

                  (v) Purchase, sell, assign or transfer any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property;

                  (vi) Mortgage, pledge or grant or suffer to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not materially or adversely affect its financial position;

                  (vii) Waive any rights of material value or cancel any
                        material debts or claims;

                  (viii) Incur any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or pay any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business;

                  (ix) Cause any material adverse change in the amount or general composition of its deposit liabilities or its loan portfolio;

                  (x) Enter into or amend any employment contract with any of its officers, increase the compensation payable to any officer or director or any relative of any such officer or director, or be obligated to increase any such compensation, adopt or amend in any material respect any employee benefit plans, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plans not consistent with past practice or custom; provided, however, that CUSTAR may, in the discretion of its Board of Directors, pay "stay" bonuses to employees of CUSTAR not to exceed $10,000 in the aggregate.

                  (xi) Acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                  (xii) Make any (I) material investment (except in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant, or equipment;

                  (xiii) increase or decrease the rate of interest paid on time deposits or certificates of deposits, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in the relevant CUSTAR market;

                  (xiv) decrease the rate of interest offered on new loans by
                        CUSTAR, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in the relevant CUSTAR market; or

                  (xv) Agree, whether in writing or otherwise, to take any action described in this Section 6.01.

      SECTION 6.02. ACQUISITION PROPOSALS. CUSTAR shall not, and shall cause the officers, directors, employees and other agents of CUSTAR not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than CBI, or discuss or negotiate with any such person or entity, other than CBI, any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, CUSTAR (hereinafter collectively referred to as "ACQUISITION TRANSACTIONS"); provided, however, that nothing contained in this Section 6.02 shall prohibit CUSTAR from furnishing information to, or entering into discussions or negotiations with, any person or entity which makes an unsolicited proposal of an ACQUISITION TRANSACTION if and to the extent that (a) the Board of Directors of CUSTAR, after consultation with and based upon the written advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of CUSTAR under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, CUSTAR provides immediate written notice to CBI of such action.

      SECTION 6.03. ACCOUNTING POLICIES. Immediately prior to the EFFECTIVE TIME and at the request of CBI, CUSTAR shall promptly establish and take such reserves and accruals to conform the loan, accrual and reserve policies of CUSTAR to CCB's policies; shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and shall promptly recognize for financial accounting purposes such expenses of the MERGER and restructuring charges related to or to be incurred in connection with the MERGER, to the extent permitted by law and consistent with generally accepted accounting principles. Notwithstanding the foregoing, neither CBI nor CCB shall be entitled to advance any claim that a material adverse change in the business of CUSTAR under Section 8.02(c) has occurred based upon any changes affecting CUSTAR requested pursuant to this Section 6.03.

                                  ARTICLE SEVEN

                               FURTHER AGREEMENTS

      SECTION 7.01. APPLICATION FOR APPROVAL OF MERGER. As soon as practicable, and in no event more that thirty (30) days, after the date of this AGREEMENT, CBI and CUSTAR shall submit to the FRB and the DIVISION such documents as are required by the FRB and the DIVISION to be filed in connection with or related to the MERGER. CBI shall be responsible for the preparation of all such necessary regulatory applications, provided that CUSTAR shall provide within five business days of a written request from CBI any information required from CUSTAR to enable CBI to complete such regulatory applications.

      SECTION 7.02. SPECIAL MEETING OF SHAREHOLDERS. Within fifteen (15) days of the filing of all necessary regulatory applications pursuant to Section 7.01, CUSTAR shall take all steps necessary to duly call and give notice of a meeting of its shareholders for the purpose of voting upon the AGREEMENT and the transactions contemplated hereby, including the MERGER. CUSTAR shall use its reasonable efforts to hold such meetings as soon as practicable, and in no event more than forty five days (45) after the filing of all such regulatory applications. The Board of Directors of CUSTAR shall (i) recommend to the shareholders in the PROXY STATEMENT the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, and the other matters to be submitted to the shareholders in connection therewith and (ii) use their best efforts to obtain the necessary approvals by the shareholders of this AGREEMENT, any amendments hereto, and the transactions contemplated hereby, including the MERGER.

      SECTION 7.03. ACCESS. Until the EFFECTIVE TIME, CUSTAR shall afford to CBI and its officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to CUSTAR's properties, personnel, books, records and affairs. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers of such independent auditors) and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this AGREEMENT to the EFFECTIVE TIME; and
(iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this AGREEMENT until the EFFECTIVE TIME.

      SECTION 7.04. CONFIDENTIALITY. CUSTAR, CBI and CCB shall hold confidential any information obtained hereunder which is not otherwise known to the public or ascertainable from public information and all non-public documents (including copies thereof) obtained hereunder by either party from the other party shall be returned to such party.

      SECTION 7.05. PRESS RELEASES. CBI and CUSTAR shall consult with each other before issuing any press release or otherwise making any public statements with respect to the MERGER and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities association.

      SECTION 7.06. COSTS, EXPENSES AND FEES. (a) Subject to paragraph (b) of this Section 7.06, whether or not the MERGER is consummated, all costs and expenses incurred in connection with this AGREEMENT, the PROXY STATEMENT and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            (b) In the event that CUSTAR receives a proposal for any ACQUISITION TRANSACTION after the date hereof and prior to the termination of this AGREEMENT as provided for in Article Nine hereof, and thereafter CUSTAR accepts in any manner any such proposal for an ACQUISITION TRANSACTION at any time before March 31, 2006, CUSTAR shall pay to CBI a fee of $400,000 in immediately available federal funds.

      SECTION 7.07. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this AGREEMENT.

      SECTION 7.08. NOTIFICATION OF EVENTS. At all times from the date of this AGREEMENT until the EFFECTIVE TIME, each party shall promptly notify the other in writing of any adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this AGREEMENT or of the commencement of any action, suit, proceeding, or investigation against it.

      SECTION 7.09. INDEMNIFICATION. (a) For a period of four (4) years after the EFFECTIVE TIME, CBI shall indemnify persons who served as directors and officers of CUSTAR on or before the EFFECTIVE TIME to the fullest extent permitted under the Articles of Incorporation, as amended, and Amended and Restated Code of Regulations of CBI and applicable provisions of Ohio law. As a condition to receiving such indemnification, the party claiming indemnification shall assign to CBI, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by CUSTAR or CBI, to the extent of such indemnity. No person shall be entitled to such indemnification who shall
(i) fail to cooperate in the defense and investigation of any claims as to which indemnification may be made, (ii) make, or who shall be a general partner, executive officer, director, trustee, beneficiary or person in control of any partnership, corporation, trust or other enterprise that shall make, any claim against CUSTAR, CBI or CCB or any stockholder, director, officer, employee, or agent of any thereof, in any action, suit or proceeding arising out of or in connection with this AGREEMENT, the transactions contemplated hereby or the conduct of the business of CBI, CCB or CUSTAR or (iii) fail to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware. CUSTAR may, at the election of its Board of Directors and at the expense of CUSTAR, purchase "tail coverage" for its current policy of director and officer liability insurance at a cost not to exceed $15,000, providing for an extension of such coverage for a period of five (5) years.

      SECTION 7.10. EMPLOYEES OF CUSTAR. (a) All employees of CUSTAR who are offered employment and become employees of CCB (hereinafter referred to as the "CONTINUING EMPLOYEES") after the EFFECTIVE TIME will be eligible to participate in CCB's employee benefit and welfare plans, with credit for years of service, for purposes of eligibility and vesting (but not for the purpose of accrual of benefits or the allocation of employer contributions) with CUSTAR. CONTINUING EMPLOYEES will retain accrued or unused sick leave and vacation benefits to the extent such benefits are consistent with CCB's relevant policies.

            (b) Any employee of CUSTAR immediately prior to the EFFECTIVE TIME who is not covered by a written severance or employment agreement with CUSTAR who CCB elects not to employ after the EFFECTIVE TIME shall receive: (i) a severance payment equal to the product of one week of the employee's then current base salary multiplied by the number of years of service as an employee of CUSTAR; provided, however, that the maximum severance payment shall not exceed 12 months of such employee's base salary; and (ii) payment for vacation that is unused and accrued consistent with the terms of CUSTAR's vacation policy in effect on the date of this AGREEMENT.

            (c) Concurrently with the execution of this AGREEMENT, each of Dennis Schwab and Linda Bechstein shall enter into an employment agreement with CCB in the form attached hereto as Exhibit C, which employment agreement shall become effective as of the EFFECTIVE TIME and shall provide for a two-year employment term and compensation and benefits that are substantially similar to the compensation and benefits currently provided by CUSTAR.

      SECTION 7.11. FORMATION OF INTERIM. Prior to the EFFECTIVE TIME, CBI and CCB shall take all steps necessary to complete the formation of INTERIM, to cause this AGREEMENT to be approved by the directors and sole shareholder of INTERIM and to cause INTERIM to execute and deliver this AGREEMENT to CUSTAR.

                                  ARTICLE EIGHT

                                 CLOSING MATTERS

      SECTION 8.01. CONDITIONS TO OBLIGATIONS OF CBI, CCB, INTERIM AND CUSTAR. Notwithstanding any other provision of this AGREEMENT, the obligations of CBI, CCB,

INTERIM and CUSTAR to effect the MERGER shall be subject to the fulfillment of each of the following conditions:

            (a) This AGREEMENT shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding CUSTAR shares required under Ohio law and the CUSTAR Articles of Incorporation and Code of Regulations to adopt such agreements;

            (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the MERGER shall have been obtained and all applicable waiting periods shall have expired;

            (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 8.01, necessary or appropriate for the consummation of the MERGER shall have been obtained;

            (d) CUSTAR shall have received a written opinion of Austin Associates, LLC, dated the date of this AGREEMENT, to the effect that the PER SHARE PURCHASE PRICE be paid to CUSTAR shareholders in accordance with Section 2.01(a) of this AGREEMENT is fair to the holders of the CUSTAR common shares from a financial point of view;

            (e) There shall not be in effect any order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the MERGER; and

            (f) There shall not be in effect any federal or state law, rule or regulation which prevents or materially delays consummation of the MERGER.

      SECTION 8.02. CONDITIONS TO OBLIGATIONS OF CBI, CCB AND INTERIM. In addition to the conditions contained in Section 8.01 of this AGREEMENT, the obligations of CBI, CCB and INTERIM to effect the MERGER shall also be subject to the fulfillment of each of the following conditions:

            (a) The representations and warranties of CUSTAR contained in Article Four of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the EFFECTIVE TIME as if made at and as of such time;

            (b) CUSTAR shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by it before or at the EFFECTIVE TIME;

            (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of CUSTAR after the date of this AGREEMENT;

            (d) CUSTAR shall not have incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

            (e) The shareholders' equity of CUSTAR at the EFFECTIVE TIME and as calculated on a consistent basis with the calculation of shareholders' equity in the CALL REPORTS shall not be less than $9,000,000, exclusive of (i) expenses recognized by CUSTAR in connection with the MERGER, (ii) reserves, accruals and charges taken or established by CUSTAR at the request of CBI in accordance with Section 6.03 of this AGREEMENT and
                  (iii) net unrealized losses on CUSTAR's securities portfolio.

            (f) The holders of not more than 10% of the CUSTAR common shares shall have delivered a written demand for appraisal of such shares in the manner provided in Section 2.06 of this AGREEMENT;

            (g) CUSTAR shall have delivered to CBI a certificate dated the EFFECTIVE TIME and signed by the President and Treasurer of CUSTAR to the effect set forth in subsections (a), (b), (c),
                  (d), and (e) of this Section 8.02;

            (h) CUSTAR shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by, any federal or state governmental body or agency required to be obtained by it in connection with the MERGER or the taking of any action contemplated hereby;

            (i) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the MERGER or seeks to impose material limitations on the ability of CBI or CCB to exercise full rights of ownership of the assets or business of CUSTAR;

            (j) There shall not have been proposed, nor shall there be in effect, any federal or state law, rule, regulation, order or statement of policy, or any condition to any regulatory approval of the transactions contemplated hereby that, in the reasonable judgment of CBI, would: (i) prevent or delay the consummation of the MERGER or interfere with the reasonable operation of the business of CUSTAR, (ii) materially adversely affect the ability of CBI to enjoy the economic or other benefits of the MERGER; or (iii) impose any material adverse condition, limitation or requirement on CBI in connection with the MERGER;

            (k) CUSTAR shall have obtained all consents to, or authorizations or approvals of, the transactions contemplated by this AGREEMENT of any party to any contract, obligation, lease or other agreement to which CUSTAR is a party and which requires such consent, authorization or approval; and

            (l) CBI shall have obtained suitable financing from a third party to consummate the transactions contemplated by this Agreement, including the payment of the PER SHARE PURCHASE PRICE to former shareholders of CUSTAR pursuant to Section 2.01. Such financing shall be on terms and conditions reasonably satisfactory to CBI; provided, however, that financing of not less than $8,000,000 with a stated interest rate of no more than "prime rate" plus 1.00% shall be deemed to be acceptable.

      SECTION 8.03. CONDITIONS TO OBLIGATIONS OF CUSTAR. In addition to the conditions contained in Section 8.01 of this AGREEMENT, the obligation of CUSTAR to effect the MERGER shall also be subject to the fulfillment of each of the following conditions:

            (a) The representations and warranties of CBI and CCB contained in Article Five of this AGREEMENT shall be true in all material respects at and as of the date hereof and as of the EFFECTIVE TIME as if made at and as of such time, except to the extent that such representations and warranties are made as of a specific date;

            (b) CBI and CCB shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by them before or at the EFFECTIVE TIME;

            (c) CBI and CCB shall have delivered to CUSTAR a certificate dated the EFFECTIVE TIME and signed by the President of CBI, CCB and INTERIM to the effect set forth in subsections (a) and (b) of this Section 8.03;

            (d) CBI shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by any federal or state governmental body or agency required to be obtained by it in connection with the MERGER or the taking of any action contemplated thereby;

            (e) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the MERGER; and

            (f) CBI and CCB shall have delivered to CUSTAR a counterpart of this AGREEMENT duly executed by INTERIM.

            (g)   CBI shall have deposited the amount of cash required by
                  Section 2.02 in a designated account at CBI for the benefit of the former holders of CUSTAR common shares.

                                  ARTICLE NINE

                                   TERMINATION

      SECTION 9.01. TERMINATION. This AGREEMENT may be terminated:

            (a) At any time prior to the EFFECTIVE TIME, whether before or after approval by the shareholders of CUSTAR:

                  (i) By mutual consent of the Boards of Directors of CUSTAR and CBI; or

                  (ii)  By the Board of Directors of CUSTAR or CBI if:

                        (A) The MERGER shall not have been consummated on or before March 31, 2005; or

                        (B) Any event occurs which, in the reasonable opinion of either Board, would preclude satisfaction of any of the conditions set forth in Section 8.01 of this AGREEMENT; or

                  (iii) By the Board of Directors of CBI if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 8.02 of this AGREEMENT; or

                  (iv) By the Board of Directors of CUSTAR if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 8.03 of this AGREEMENT; or

            (b) No later than sixty (60) days after the date of this AGREEMENT, by the Board of Directors of CBI in the event that the results of any environmental assessment of the REAL PROPERTIES reveal the presence of any HAZARDOUS SUBSTANCE or condition which is not in compliance with ENVIRONMENTAL LAWS and which will require the expenditure of more than $25,000 to remediate.

      SECTION 9.02. WRITTEN NOTICE OF TERMINATION. In order to terminate this AGREEMENT pursuant to Section 9.01 of this AGREEMENT, the party so acting shall give written notice of such termination to the other party. This AGREEMENT shall terminate on the date such notice is given.

      SECTION 9.03. EFFECT OF TERMINATION. In the event of the termination of this AGREEMENT, the provisions of this AGREEMENT shall become void and have no effect; provided, however, that (a) the provisions set forth in Sections 7.04,
7.05 and 7.06 of this AGREEMENT shall survive such termination and shall remain in full force and effect and (b) a termination of this AGREEMENT shall not affect the liability of any party for an uncured and material breach of any term or condition of this AGREEMENT.

      SECTION 9.04. AMENDMENT. This AGREEMENT may only be amended by the unanimous consent of CBI, CCB and CUSTAR by action taken by their respective Boards of Directors, at any time before or after approval of this AGREEMENT by the shareholders of CUSTAR, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This AGREEMENT may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 9.05. WAIVER. Any term or provision of this AGREEMENT (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                   ARTICLE TEN

                                  MISCELLANEOUS

      SECTION 10.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants in this AGREEMENT shall expire on, and be terminated and extinguished at, the EFFECTIVE TIME, other than covenants which by their terms are to survive or be performed after the EFFECTIVE TIME; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive CBI or CCB (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either CBI or CUSTAR.

      SECTION 10.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, delivered by Federal Express or other overnight carrier guaranteeing next day delivery and confirmation of receipt, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If addressed to CBI, CCB or INTERIM:

                  Croghan Bancshares, Inc.
                  323 Croghan Street
                  Fremont, OH  43420
                  Attention:  Allan E. Mehlow

                  With a copy to:

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  Columbus, Ohio  43215
                  Attention:  John C. Vorys

            If addressed to CUSTAR:

                  Mr. Raymond Goris, Chairman
                  The Custar State Bank
                  22973 Defiance Pike
                  Custar, Ohio 43511

                  With a copy to:

                  Thomas C. Blank
                  Werner & Blank, LLC
                  7205 West Central Avenue
                  Toledo, Ohio  43617

      SECTION 10.03. ENTIRE AGREEMENT. This AGREEMENT (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than CBI, CCB, INTERIM or CUSTAR; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio.

      SECTION 10.04. EXECUTION IN COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts which together shall constitute a single AGREEMENT.

      SECTION 10.05. HEADINGS. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this AGREEMENT and shall not be deemed to limit or affect any of the provisions hereof.

                        [signatures follow on next page]

      IN WITNESS WHEREOF, CBI, CCB, INTERIM and CUSTAR have caused this AGREEMENT to be signed by their respective duly authorized officers on the date first above written.

ATTEST:                                CROGHAN BANCSHARES, INC.

/s/  Al Mehlow                         By  /s/  Steven C. Futrell
------------------------------             -------------------------------------

                                       Name: Steven C. Futrell

                                       Title: President & CEO

ATTEST:                                THE CROGHAN COLONIAL BANK

/s/  Al Mehlow                         By  /s/  Steven C. Futrell
------------------------------             -------------------------------------

                                       Name: Steven C. Futrell

                                       Title: President & CEO

ATTEST:                                CROGHAN INTERIM BANK

_____________________________          By_______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

ATTEST:                                THE CUSTAR STATE BANK

/s/  Thomas S. Middleton               By  /s/  Raymond Goris
------------------------------             -------------------------------------

                                       Name: Raymond Goris

                                       Title: Chairman

                                    EXHIBIT A

                 CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED
               ARTICLES OF INCORPORATION OF THE CUSTAR STATE BANK

      James Gebers, President, and Thomas S. Middleton, Secretary, of The Custar State Bank, an Ohio corporation with its principal office located in the Village of Custar, Ohio, do hereby certify that a meeting of its Board of Directors was duly called and held on the 4th day of December, 1990, at which meeting a quorum of directors was present, and that by the affirmative vote of all directors present at the meeting, the following resolution was adopted:

      RESOLVED, that the following be and the same hereby are adopted as the Amended and Restated Articles of Incorporation of The Custar State Bank pursuant to the authority of Sections 1115.14(B) and 1701.72(B) of the Ohio Revised Code in order to consolidate the original Articles and all previously adopted amendments to the Articles that are in force on this date:

                          AMENDED AND RESTATED ARTICLES
                    OF INCORPORATION OF THE CUSTAR STATE BANK

      FIRST: The name of said corporation shall be The Custar State Bank.

      SECOND: Said corporation is to be located at Custar, in Wood County, Ohio, and its principal business there transacted.

      THIRD: The purpose for which the corporation is formed is to conduct the business of a commercial bank, a savings bank, a special plan bank, or a combination of two or more, or all of such classes of business, and to let out safety deposit boxes and other receptacles by lease or otherwise, and to do all things necessary or incident thereto pursuant to the provisions of the Revised Code of Ohio and any and all acts amendatory or supplementary thereto.

      FOURTH: The maximum number of shares which the corporation is authorized to have outstanding shall be Seventy Thousand Three Hundred Twelve (70,312) shares of common stock of the par value of Ten Dollars ($10.00) each.

      FIFTH: Purchase of Securities: The corporation, through its Board of Directors, shall have the right and power to purchase, in accordance with the Ohio Revised Code and the Ohio Administrative Code, and pursuant to a plan approved by the Ohio Superintendent of Banks, outstanding shares of the common stock of the corporation. The Board of directors shall have the right and power to pay such price as it and the selling shareholders agree. Such shares shall be re-issued or retired as required by a plan approved by the Ohio Superintendent of Banks.

      SIXTH: These Amended and Restated Articles of Incorporation shall take the place of and supersede the existing Articles of Incorporation as heretofore in effect.

      IN WITNESS WHEREOF, James Gebers, President, and Thomas S. Middleton, Secretary, of The Custar State Bank, acting for and on behalf of said corporation have hereunto subscribed there names as officers of said Bank this 4th day of December, 1990.

                                                  CUSTAR STATE BANK

Approved this 19th day of December, 1990.     By: /s/ James Gebers
                                                  ------------------------------
                                                  James Gebers, President

/s/ John F. Gayton                            By: /s/ Thomas S. Middleton
------------------------------------------        ------------------------------
John F. Gayton, Superintendent of Banks           Thomas S. Middleton, Secretary

                            CERTIFICATE OF AMENDMENT
       TO ARTICLES OF INCORPORATION OF THE CUSTAR STATE BANK, CUSTAR,
                                      OHIO

      James Gebers, President, and Thomas S. Middleton, Secretary, of The Custar State Bank, an Ohio corporation, with its principal office location at Custar, Wood County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 11th day of February, 1993, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of not less than two-thirds of the shares of the corporation on such proposal, the following resolution of amendment was adopted:

      FURTHER RESOLVED: That the Articles of Incorporation of The Custar State Bank be, and the same are, hereby amended so that the FOURTH Article thereof shall henceforth be and read as follows:

      FOURTH: The maximum number of shares which the corporation is authorized to have outstanding shall be Ninety-Three Thousand Seven Hundred and Forty-Nine (93,749) shares of common stock of the par value of Ten Dollars ($10.00) each.

      FURTHER RESOLVED: That the President and Secretary of this corporation be, and they are, hereby authorized and directed to file with the Secretary of State of the State of Ohio, a certificate of the foregoing Amendment.

Approved this 17th day of March, 1993.

/s/ Alison M. Meeks
----------------------------------------
Alison M. Meeks, Superintendent of Banks

      IN WITNESS WHEREOF, said James Gebers, President, and Thomas S. Middleton, Secretary, of The Custar State Bank, acting for and on behalf of said corporation have hereunto subscribed there names and caused the seal of said corporation to be hereunto affixed this 11th day of February, 1993.

                                           By: /s/ James Gebers
                                               ---------------------------------
                                               James Gebers, President
CORPORATION HAS NO SEAL

                                           By: /s/ Thomas S. Middleton
                                               ---------------------------------
                                               Thomas S. Middleton, Secretary

                            CERTIFICATE OF AMENDMENT
              TO ARTICLES OF INCORPORATION OF THE CUSTAR STATE BANK

      James Gebers, President, and Thomas S. Middleton, Secretary, of The Custar State Bank, an Ohio corporation, with its principal office located at Custar, Wood County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 13th day of February, 1997, at which meeting a quorum of such shareholders was present in person or by proxy and that by the affirmative vote of the holders of not less than two-thirds of the shares of the corporation on such proposal, the following resolution of amendment was adopted:

      FURTHER RESOLVED: That the Articles of Incorporation of The Custar State Bank be, and the same are, hereby amended so that the FOURTH Article thereof shall henceforth be and read as follows:

      FOURTH: The maximum number of shares which the corporation is authorized to have outstanding shall be One Hundred Eighty-Seven Thousand Four Hundred Ninety-Eight (187,498) shares of common stock of the par value of Ten Dollars ($10.00) each.

      FURTHER RESOLVED: That the President and Secretary of this corporation be, and they are, hereby authorized and directed to file with the Secretary of State of the State of Ohio, a certificate of the foregoing Amendment.

Approved this 6th day of March, 1997.

/s/ W. Curtis Stitt
----------------------------------
W. Curtis Stitt, Superintendent
Division of Financial Institutions

/s/ John K. Bishop
----------------------------------
John K. Bishop
Acting Deputy Superintendent

      IN WITNESS WHEREOF, said James Gebers, President, and Thomas S. Middleton, Secretary, of The Custar State Bank, acting for and on behalf of said corporation have hereunto subscribed there names and caused the seal of said corporation to be hereunto affixed this 13th day of February, 1997.

                                           By:  /s/ James Gebers
                                                --------------------------------
                                                James Gebers, President
CORPORATION HAS NO SEAL

                                           By:  /s/ Thomas S. Middleton
                                                --------------------------------
                                                Thomas S. Middleton, Secretary

                                    EXHIBIT B

                               AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of the ___ day of ___________, 2004, by and between The Croghan Colonial Bank, a bank incorporated under the laws of the State of Ohio ("CCB"), and The Custar State Bank, a bank incorporated under the laws of the State of Ohio ("Custar").

                                   RECITALS:

      WHEREAS, the authorized capital of CCB consists of 160,232 common shares, $12.50 par value per share, all of which are issued and outstanding and are owned of record by Croghan Bancshares, Inc., an Ohio corporation ("CBI");

      WHEREAS, the authorized capital of Custar consists of 1,500 common shares, $12.50 par value per share, one of which is issued and outstanding and owned of record by CBI;

      WHEREAS, immediately prior to the effective date and time of this Agreement, Croghan Interim Bank, an Ohio interim bank incorporated under the laws of the State of Ohio ("Interim"), was merged with and into Custar (the "Interim Merger") pursuant to the terms of the Agreement and Plan of Merger, dated August 10, 2004, by and among Custar, CCB, CBI and Interim;

      WHEREAS, the Board of Directors of CCB and Custar deem it advisable and in the best interests of their respective corporations and their shareholders that Custar be merged with and into CCB upon the terms and subject to the conditions of this Agreement (the "Merger"); and

      WHEREAS, the Boards of Directors of CCB and Custar have each authorized and approved this Agreement by resolutions duly authorized by them;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties herein contained, it is hereby agreed by the parties hereto that the terms of the Merger, and the mode of carrying the Merger into effect, shall be as follows:

                                   ARTICLE ONE

                                   THE MERGER

            Section 1.01. At the Effective Time (as defined in Section 4.01 below), Custar will merge with and into CCB, and CCB will be the continuing and surviving corporation in the Merger, will continue to exist as a bank under the laws of the State Ohio and will be the only one of the Constituent Corporations (as hereinafter defined) to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "Constituent Corporations" refers to CCB and Custar before the Effective Time, and the term "Resulting Corporation" refers to CCB after the Effective Time.

            Section 1.02. The name of the Resulting Corporation shall be "The Croghan Colonial Bank."

            Section 1.03. The principal office of the Resulting Corporation shall be located at 323 Croghan Street, Fremont, Ohio 43420.

            Section 1.04. The purpose or purposes of the Resulting Corporation shall be as set forth in the Articles of Incorporation of CCB as in effect immediately before the Effective Time.

            Section 1.05. The authorized capital of the Resulting Corporation shall consist of 160,232 common shares, $12.50 par value per share.

            Section 1.06. The Articles of Incorporation, as amended, and Code of Regulations, as amended, of CCB as in effect immediately before the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Resulting Corporation until amended in accordance with law.

            Section 1.07. On and after the Effective Time, and until changed in accordance with law, the number of directors of the Resulting Corporation shall be eleven (11), each of whom shall serve until the annual meeting of shareholders of the Resulting Corporation in the year indicated in the table set forth immediately below. The names and residence addresses of the persons who shall serve as directors on and after the Effective Time and until changed in accordance with law are as follows:

Name                              Residence Address                         Term Expires
--------------------              ------------------------------            ------------
Michael D. Allen Sr.              520 Goodrich Road                             2006
                                  Bellevue, OH 44811

James E. Bowlus                   610 N. Wilson Avenue                          2007
                                  Fremont, OH 43420

Steven C. Futrell                 323 Croghan Street                            2005
                                  Fremont, OH 43420

Claire F. Johansen                5600 Seneca CR 19                             2006
                                  Tiffin, OH 44883

John P. Keller                    416 S. Arch Street                            2007
                                  Fremont, OH 43420

Stephen A. Kemper                 403 Monroe Street                             2006
                                  Bellevue, OH 44811

Daniel W. Lease                   1000 W. State Street, Suite 1                 2007
                                  Fremont, OH 43420

Allan E. Mehlow                   323 Croghan Street                            2007
                                  Fremont, OH 43420

Name                              Residence Address                         Term Expires
--------------------              ------------------------------            ------------
J. Terrence Wolfe                 1305 McPherson Blvd.                          2005
                                  Fremont, OH 43420

Claude E. Young                   420 Monroe Street                             2006
                                  Bellevue, OH 44811

Gary L. Zimmerman                 1201 Oak Harbor Road                          2005
                                  Fremont, OH 43420

            Section 1.08. On and after the Effective Time and until changed in accordance with law, each individual who is an officer of CCB immediately prior to the Effective Time shall be an officer of the Resulting Corporation holding the same office as held with CCB immediately prior to the Effective Time.

                                   ARTICLE TWO

                      CONVERSION AND CANCELLATION OF SHARES

            Section 2.01. At the Effective Time and as a result of the Merger, automatically and without any further act of CCB, Custar, or the holders of CCB or Custar shares, the following shall occur:

            (a) Each of the issued and outstanding common shares of Custar shall be cancelled and extinguished; and

            (b) The issued and outstanding common shares of CCB before the Effective Time shall be unaffected by the Merger and shall remain issued and outstanding after the Effective Time.

                                  ARTICLE THREE

                              EFFECTS OF THE MERGER

            Section 3.01. On and after the Effective Time and as a result of the Merger, the separate existence of Custar shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Resulting Corporation, the officers of the respective Constituent Corporations shall execute, acknowledge and deliver such instruments and do such acts.

            Section 3.02. The status of CCB as an Ohio state-chartered member bank shall be unaffected by the Merger. CCB shall continue after the Effective Time subject to the statutory and administrative controls to which it was subject before the Effective Time.

            Section 3.03. On and after the Effective Time, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits, owned by the Constituent Corporations, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the Resulting Corporation, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the Constituent Corporations before the Merger, and the Resulting Corporation shall be deemed to be and shall be a continuation of the entity and identity of CCB on and after the Effective Time.

            Section 3.04. All of the rights and obligations of the Constituent Corporations shall remain unimpaired, and the Resulting Corporation shall succeed to all of such rights and obligations and the duties and liabilities connected therewith. Title to any real estate or any interest therein vested in any Constituent Corporation shall not revert or in any way be impaired by reason of the Merger. Any claim existing, or action or proceeding pending, by or against any Constituent Corporation, may be prosecuted to judgment with right of appeal, as if the Merger had not taken place, or the Resulting Corporation may be substituted in its place.

            Section 3.05. On and after the Effective Time, all the rights of creditors of each Constituent Corporation shall be preserved unimpaired, and all liens on the property of any Constituent Corporation shall be preserved unimpaired, on only the property affected by any such lien immediately prior to the Effective Time.

            Section 3.06. By way of example of the effect of the provisions of this Article Three and without limiting the generality of any other provision of this Article Three, on and after the Effective Time, all deposit accounts of Custar shall be deemed issued in the name of the Resulting Corporation in accordance with applicable regulations.

                                  ARTICLE FOUR

                                 EFFECTIVE TIME

            Section 4.01. The Merger shall become effective at the date and time specified in the Certificate of Merger filed with the Ohio Secretary of State with respect to the Merger (the "Effective Time"); provided, however, that such filing shall not occur and the Merger shall not be effective until all of the following events have taken place: (a) the sole shareholder of Custar and CCB shall have adopted this Agreement; (b) the Merger shall have been approved by the Federal Reserve Board and the Ohio Division of Financial Institutions (the "Division"); (c) all applicable regulatory waiting periods shall have expired; and (d) a Certificate of Merger with respect to the Merger shall have been filed by the Division with the Ohio Secretary of State.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

            Section 5.01. At any time before the Effective Time, this Agreement may be amended from time to time by an agreement in writing executed in the same manner as this Agreement of Merger, after authorization of such action by the Boards of Directors of CCB and Custar.

      Section 5.02. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed to be effective immediately following the effective date and time of the Interim Merger.

ATTEST:                                   THE CROGHAN COLONIAL BANK

___________________________               By: __________________________

                                          Name: ________________________

                                          Title: _______________________

ATTEST:                                   THE CUSTAR STATE BANK

___________________________               By: __________________________

                                          Name: ________________________

                                          Title: _______________________

                                    EXHIBIT C

                          FORM OF EMPLOYMENT AGREEMENT
                                       FOR

         This Employment Agreement is made effective as of August 10, 2004 (the "Effective Date"), by and between The Croghan Colonial Bank (the "Company"), a bank incorporated under the laws of the State of Ohio, and ____________, an individual resident of the State of Ohio ("Executive").

         WHEREAS, the Company, Croghan Bancshares, Inc. and The Custar State Bank ("Custar") have entered into an Agreement and Plan of Merger, dated as of August 10, 2004, pursuant to which Interim will merge with and into Custar (the "Merger") and, immediately thereafter, Custar, as the surviving corporation in the Merger, will merge with and into the Company; and

         WHEREAS, in consideration of Executive's outstanding service to Custar, and in order to induce Executive to enter into the employ of the Company, the Company and Executive desire to enter into this Agreement to reflect the terms of Executive's employment by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. Employment and Term. Executive hereby accepts employment by the Company upon the terms and conditions of this Agreement. The term of Executive's employment under this Agreement (the "Employment Term") shall commence on the effective date of the Merger and shall end on the date that is two years after the effective date of the Merger.

         2. Duties of Executive.

                  (a) General Duties and Responsibilities. During the Employment Term, Executive shall hold such position as is mutually agreed to by the parties and shall perform such duties and responsibilities as he may be directed to perform from time to time by senior management of the Company, in accordance with the policies established by the Board of Directors of the Company (the "Board") and all applicable laws and regulations.

                  (b) Devotion of Time to the Company's Business. During the Employment Term, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Board or senior management of the Company, Executive shall devote substantially all his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that Executive shall not be precluded from
(i) reasonable participation in community, civic, charitable, or similar organizations; (ii) the pursuit of personal investments that do not interfere or conflict with the performance of Executive's duties for the Company; or (iii) with the approval of the Board, service on boards of directors of other companies which, in the Board's judgment, will not present any conflict of interest with the Company, or materially affect the performance of Executive's duties pursuant to this Agreement.

         3. Compensation, Benefits and Reimbursements.

                  (a) Base Salary. Executive shall receive an annual salary of not less than $_________ per year ("Base Salary"). Such Base Salary shall be payable in accordance with the Company's normal payroll practices.

                  (b) Benefit Plans. During the Employment Term, Executive shall be entitled to participate in all benefit plans and programs that are generally available to full-time employees of the Company, including participation in Company health and medical plans and group life insurance programs (provided that Executive cooperates with the Company to the extent necessary to obtain such health or medical coverage). Notwithstanding the foregoing, Executive shall be entitled to a minimum of $__________ of group life insurance coverage during the Employment Term.

                  (c) Vacation. Executive shall be entitled to a minimum of three (3) weeks paid vacation annually; provided, however, that (i) vacation time shall be scheduled by Executive in a reasonable manner and consistent with the Company's vacation policy; and (ii) upon termination of Executive's employment for any reason other than for Just Cause (as defined in Section 4(a) below), Executive shall be entitled to receive compensation from the Company for any unused vacation.

                  (d) Expenses. In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Company shall pay or reimburse Executive for all reasonable travel, entertainment and miscellaneous expenses reasonably incurred by Executive in performing his obligations under this Agreement, including participation in industry-related activities. Such reimbursement shall be made in accordance with the existing policies and procedures of the Company pertaining to reimbursement of expenses.

         4. Termination of Employment.

                  (a) Termination for Just Cause. In the event that Executive's employment is terminated during the Employment Term (i) by Executive for other than Good Reason (as hereinafter defined) or (ii) by the Company because of Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this Agreement, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this Agreement (collectively, "Just Cause"), Executive shall have no right to receive any compensation or other benefits for any period after such termination.

                  (b) Termination Before End of Employment Term. In the event that, before the end of the Employment Term, the Company terminates the employment of Executive for any reason other than Just Cause or Executive terminates his employment for Good Reason (as hereinafter defined), the Company shall be obligated to continue to pay Executive his Base Salary in accordance with Section 3(a) of this Agreement for the duration of the Employment Term.

                  For purposes of this Section 3(b), "Good Reason" shall be deemed to exist if, without the prior written consent of Executive, any of the following occur: (i) a material change in Executive's functions, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 2 above; (ii) the relocation of Executive's principal place of employment by more than 50 miles from Custar, Ohio; (iii) the liquidation or dissolution of the Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive; or (iv) a material breach of this Agreement by the Company.

                  (c) Death of Executive. The Employment Term automatically terminates upon the death of Executive. In the event of such death, Executive's estate shall be entitled to receive the compensation due Executive through the last day of the calendar month in which the death occurred.

         5. Confidential Information. Executive acknowledges that during his employment he has learned, will learn and will have access to confidential information regarding the Company and its customers and business. Executive agrees and covenants not to disclose or use for his own benefit or the benefit of any other person or entity any confidential information, unless or until the Company consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. Executive shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the Company, its subsidiaries or affiliates, and Executive confirms that such information constitutes the exclusive property of the Company.

         6. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 7 shall preclude (a) Executive from designating a beneficiary to receive any benefits payable hereunder upon his death or (b) the executors, administrators or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

         7. No Attachment. Except as required by law, no right to receive payment under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         8. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective permitted successors and assigns.

         9. Amendment of Agreement. This Agreement may not be modified or amended, except by an instrument in writing signed by the parties hereto.

         10. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

         11. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect.

         12. Headings. The headings of the sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         13. Governing Law. This Agreement has been executed and delivered in the State of Ohio, and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Ohio.

         14. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same Agreement.

                  [Remainder of page intentionally left blank]

                                   SIGNATURES

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and Executive has signed this Agreement, on the day and year first above written.

ATTEST:                                     THE CROGHAN COLONIAL BANK

_________________________                   By: ________________________________
Secretary                                   Name: ______________________________
                                            Title: _____________________________

WITNESS:                                    EXECUTIVE:

_________________________                   By: ________________________________
                                                [Name]